                                                                   EXHIBIT 10.12
                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS AGREEMENT ("Agreement") is made and entered into effective as of the 1/st/ day of July, 1998 (the "Effective Date"), by and among PREMIER BANCSHARES, INC., a Georgia corporation ( the "Holding Company"), PREMIER BANK, a wholly-owned Georgia banking subsidiary of the Holding Company (the "Bank") (collectively, "Employers") and ROBERT C. OLIVER ("Employee") and supercedes and replaces all other employment agreements between Employee and any of Employers.

                              W I T N E S S E T H:

     WHEREAS, as of the Effective Date, Employee was the Vice Chairman of the Board and Chief Operating Officer of the Holding Company;

     WHEREAS, as of the Effective Date, Employee was the Vice Chairman of the Board and Chief Operating Executive of the Bank;

     WHEREAS, the Boards of Directors of Employers consider the establishment and maintenance of highly competent and skilled management personnel for Employers to be essential to protecting and enhancing their best interests;

     WHEREAS, the Boards of Directors of Employers are desirous of inducing Employee to remain in the employ of Employers, subject to the terms and conditions hereof;

     WHEREAS, Employee is desirous of remaining in the employ of Employers, subject to the terms and conditions hereof; and

     WHEREAS, the parties agree that the provisions of this Agreement shall control with respect to the rights and obligations of the parties resulting from the employment of Employee by Employers;

     NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Definitions. The following terms used in this Agreement shall have the following meanings:

          (a) "Base Salary" shall mean the annual compensation (excluding Incentive Compensation as defined in (e) of this paragraph and other benefits) payable or paid to Employee pursuant to paragraph 4(a) of this Agreement.

          (b) "Change of Control" shall be deemed to have occurred if:

               (i) Upon the consummation of any transaction in which any person (or persons acting in concert), partnership, corporation, or other organization shall own, control, or hold with the power to vote more than fifty percent (50%) of any class of voting securities
                                        ---
          of the Holding Company;

               (ii) Upon the consummation of any transaction in which the Holding Company, or substantially all of the assets of the Holding Company, shall be sold or transferred to, or consolidated or merged with, another corporation; or

               (iii) Upon the consummation of any transaction in which the Bank, or substantially all of the assets of the Bank, shall be sold or transferred to, or consolidated or merged with, another corporation which is not a majority owned subsidiary of the Holding Company; provided, however, if the Holding Company or the Bank shall become a subsidiary of another corporation or shall be merged or consolidated into another corporation and a majority of the outstanding voting shares of the parent or surviving corporation are owned immediately after such acquisition, merger, or consolidation by the owners of a majority of the voting shares of the Holding Company immediately before such acquisition, merger, or consolidation, then no Change of Control shall be deemed to have occurred.

          (c) "Disability" shall mean a condition for which benefits would be payable under any long-term disability insurance coverage (without regard to the application of any elimination period requirement) then provided to Employee by Employers; or, if no such coverage is then being provided, the inability of Employee to perform the material aspects of Employee's duties under this Agreement for a period of at least ninety (90) consecutive days,
                                                           --
     as determined by an independent physician selected with the approval of Employers and Employee.

          (d) "Event of Termination" shall mean the termination by Employers of Employee's employment under this Agreement by written notice delivered to Employee for any reason other than Termination for Cause as defined in (g) of this paragraph or termination following a continuous period of disability exceeding twelve (12) calendar months pursuant to paragraph 6(a)
                                  --
     of this Agreement.

          (e) "Incentive Compensation" shall mean that compensation payable or paid to Employee pursuant to paragraph 4(b) of this Agreement.

          (f) "Severance Amount" shall have the same meaning as the term "parachute payment" defined in Section 280G(b)(2) of the Internal Revenue Code (as amended).

          (g) "Termination for Cause" shall have the meaning provided in paragraph 7(a) of this Agreement.

     2.   Employment.  Employers agree to continue Employee in their employ, and
          ----------
Employee agrees to remain in the employ of the Holding Company as Vice Chairman of the Board and Chief Operating Officer of the Holding Company and to remain in the employ of the Bank as Vice Chairman of the Board and Chief Operating Executive of the Bank, for the period stated in paragraph 3(a) hereof and upon the other terms and conditions herein provided. Employee agrees to perform faithfully such services as are reasonably consistent with his positions and shall from time to time be assigned to him by the Boards of Directors of the Employers in a trustworthy and businesslike manner for the purpose of advancing the interests of Employers. At all times, Employee shall manage and conduct the business of Employers in accordance with the policies established by the Boards of Directors of Employers, and in compliance with applicable regulations promulgated by governing regulatory agencies. Responsibility for the supervision of Employee shall rest with the Boards of Directors of Employers, which shall review Employee's performance at least annually. The Boards of Directors of Employers shall also have the authority to terminate Employee, subject to the provisions outlined in paragraph 7 of this Agreement.

     3.   Term and Duties.
          ---------------

          (a) Term of Employment.  This Agreement and the period of Employee's
              ------------------
     employment under this Agreement shall be deemed to have commenced as of the Effective Date and shall continue for a period of thirty-six (36) full
                                                                   --
     calendar months thereafter, unless earlier terminated pursuant to this Agreement or unless Employee dies before the end of such thirty-six (36)
                                                                          --
     months, in which case the period of employment shall be deemed to continue until the end of the month of such death. On each anniversary of the Effective Date, this Agreement and Employee's term of employment shall be extended for an additional twelve

     (12) month period, unless Employee on the one hand, or Employers on the
      --
     other hand, shall give written notice to the other, within the sixty (60)- day period immediately prior to the applicable anniversary of the Effective Date, that Employee's term of employment hereunder shall not be extended.

          (b) Performance of Duties.  During the period of employment hereunder,
              ---------------------
     except for periods of illness, disability, reasonable vacation periods, and reasonable leaves of absence, Employee shall devote substantially all of his business time, attention, skill, and efforts to the faithful performance of his duties hereunder. Employee's duties shall be divided between Employers at the direction and in the discretion of the Boards of Directors of Employers. Employee shall be entitled to reasonable participation as a member in community, civic, or similar organizations and the pursuit of personal investments which do not present any material conflict of interest with Employers, or otherwise unfavorably affect the performance of Employee's duties pursuant to this Agreement. Employee may be asked, from time to time, to serve as an officer or director of any subsidiary of Employers but shall be entitled to no additional compensation for such services, except as set forth in paragraph 4 of this Agreement.

          (c) Office of Employee.  The office of Employee shall be located at
              ------------------
     the principal office of Employers in Atlanta, Georgia, or at such other location within the State of Georgia as Employers may from time to time designate; provided, however, that, there shall be no such relocation without the consent of Employee and provided, further, that, in the event such relocation requires Employee to move his principal residence, Employers shall reimburse Employee for all his reasonable moving expenses.

          (d) No Other Agreement.  Employee shall have no employment contract or
              ------------------
     other written or oral agreement concerning employment with any entity or person other than Employers during the term of his employment under this Agreement.

          (e) Uniqueness of Employee's Services.  Employee hereby represents
              ---------------------------------
     that the services to be performed by him under the terms of this Agreement are of a special, unique, unusual, extraordinary, and intellectual character which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages and in an action at law. Accordingly, Employee expressly agrees that Employers, in addition to any rights or remedies which Employers may possess, shall be entitled to injunctive and other equitable relief to prevent the breach of this Agreement by Employee.

     4.   Compensation and Reimbursement of Expenses.
          ------------------------------------------

          (a) Salary.  Subject to the provisions of paragraph 7 hereof,
              ------
     Employers shall pay Employee, as compensation for serving as Vice Chairman of the Board and Chief Operating Officer of Employer and as Vice Chairman of the Board and Chief Operating Executive of the Bank, an initial Base Salary of $242,000.00; such initial Base Salary, or any increased Base
               -----------
     Salary, shall be payable in substantially equal installments in accordance with Employers' normal pay practices, but not less frequently than monthly. Employee's Base Salary shall be allocated between and be reflected upon the books and records of Employers. Employee's Base Salary and any Incentive Compensation (as defined in paragraph 4(b) hereof) shall be reviewed and approved at least annually by the Boards of Directors of Employers, or any committee(s) designated thereby. Said Boards or Committee(s), if warranted in its/their discretion, may increase Employee's Base Salary to reflect Employee's performance. In addition to the forgoing, to the extent that Employee serves as a Director of any Employer or as a Director of any subsidiary of any Employer, Employee shall be entitled to receive any Director's fees customarily paid to members of such Board of Directors.

          (b) Incentive Compensation.  During the Term of Employment, Employee
              ----------------------
     shall be eligible to participate in any incentive bonus plans maintained by Employers for their executive officers. It is contemplated that an annual incentive bonus plan will be maintained by Employers which will establish individual performance goals for Employee each and every fiscal year during the Term of Employment, with Employee being awarded a bonus ("Incentive Compensation") of not less than thirty percent (30%) of his then current
                                                     ---
     Base Salary upon the attainment, in the discretion of the Boards of Directors of Employers or any committee(s) designated thereby, of Employee's individual performance goals and certain specified corporate objectives, all as set forth in the Premier Bancshares, Inc. Management Incentive Plan. Employee's Incentive Compensation shall be allocated between and be reflected upon the books and records of Employers. The payment to Employee of any Incentive Compensation as aforesaid shall be made by Employers in accordance with the policy or policies established by the Boards of Directors of Employers or any committee(s) designated thereby. Notwithstanding anything contained in this Agreement to the contrary, any increase to Employee's Base Salary and any Incentive Compensation paid to Employee shall be (i) in compliance with regulations, pronouncements, directives, or orders issued or promulgated by any governing regulatory agency and with any agreements by and between Employers and such regulatory agencies, (ii) consistent with the safe and sound operation of Employers, (iii) closely monitored by the Boards of Directors of Employers and (iv) comparable to such compensation paid to persons of similar responsibilities and duties in other insured institutions of similar size, in similar locations, and under similar circumstances including financial condition and profitability.

          (c) Reimbursement of Expenses.  Employers shall pay or reimburse
              -------------------------
     Employee for all reasonable travel and other expenses incurred by Employee in the performance of his obligations and duties under this Agreement as provided in the applicable policies of Employers, as currently adopted or as may be adopted in the future by the Boards of Directors of Employers.

          (d) Provision for Business Development Expenses.  In additional to the
              -------------------------------------------
     foregoing, Employers believe that their best interests will be more fully served if Employee maintains active membership in or joins appropriate business or social clubs and other professional associations. Accordingly, Employers shall also reimburse Employee for the dues and business related expenditures associated with Employee's membership in such appropriate business or social clubs and such other professional associations which are commensurate with his positions and approved by the Boards of Directors of Employers. Additionally, to the extent that Employee is required to pay an initiation fee to join such appropriate business or social clubs, Employers will loan Employee an amount not to exceed twenty percent (20%) of
                                                                ---
     employee's Base Salary (the "Business Development Loan"). The Business Development Loan shall be evidenced by an unsecured promissory note bearing interest at the lowest prime rate charged by any bank or thrift subsidiary of Employers, with all principal and interest due and payable on June 23, 2000, or upon the termination of

     Employee's employment, whichever shall first occur. In the event that Employee is still employed by Employers on June 23, 2000, or, if no longer employed, was terminated as a result of either an Event of Termination under paragraphs 7(b), (c), (d) or (e), then Employers will forgive the entire indebtedness represented by the Business Development Loan, including the principal and all accrued interest.

          (e) Provision of Automobile.  Employers shall provide Employee with an
              -----------------------
     automobile commensurate with Employee's position(s) and shall reimburse Employee for all reasonable expenses (including, without limitation, the cost of insurance coverage) relating to the operation and maintenance of said automobile. Employers shall maintain, at their expense, automobile liability insurance to protect Employee and Employers, as their respective interest may appear, against claims arising out of the use of said automobile (or any other motor vehicle) in the course of Employee's employment hereunder.

          (f) Financial Planning and Tax Preparation.  In order to enable
              --------------------------------------
     Employee to fully focus on his duties hereunder, Employers shall provide reimbursement to Employee for professional fees incurred by Employee for estate planning and/or tax preparation in an amount not to exceed $5,000.
                                                                       ------

          (g) "Golden Parachute" Provision.  Notwithstanding anything contained
              ----------------------------
     in this Agreement to the contrary, any payments made to Employee pursuant to this Agreement, or otherwise to Employee, are subject to and conditioned upon compliance with 12 U.S.C. (S) 1828(k) and any regulations promulgated thereunder.

     5.   Participation in Benefit Plans.  The payments provided in paragraph 4,
          ------------------------------
6, and 7 hereof are in addition to any benefits to which Employee may be, or may become, entitled to, under any group hospitalization, health, dental care, or sick leave plan; life insurance or death benefit plan; travel or accident insurance; pension or retirement plan; stock option or ownership plan; or other present or future group employee benefit plan or program for which senior executive officers of Employers shall be or shall become eligible. Said benefit shall include, without limitation, major medical/dental insurance for Employee and his dependents.

     6.   Benefits Payable Upon Disability.
          --------------------------------

          (a) Disability Benefits.  In the event of the Disability of Employee,
              -------------------
     Employers shall continue to pay Employee 100% of Employee's then current
                                              ----
     Base Salary pursuant to paragraph 4(a) during the first twelve (12) months
                                                                     --
     of a continuous period of disability. It is provided, however, that in the event Employee is disabled for a continuous period exceeding twelve (12)
                                                                          --
     months, Employers may, at their election, terminate this Agreement, in which event payment of Employee's Base Salary shall cease.

          (b) Disability Benefit Offset.  Any amounts payable under paragraph
              -------------------------
     6(a) hereof shall be reduced by any amounts paid to Employee under any other disability program or policy of insurance maintained by Employers.

     7.   Payments to Employee Upon Termination of Employment.  The Boards of
          ---------------------------------------------------
Directors of Employers may terminate Employee's employment under this Agreement at any time; but any termination other than Termination for Cause shall not prejudice Employee's right to compensation or other benefits under this Agreement. Employee may voluntarily terminate his employment under this Agreement. The rights and obligations of Employers and Employee in the event of such termination are set forth in this paragraph 7 as follows:

          (a) Termination for Cause.  Employee shall have no right to
              ---------------------
     compensation or other benefits for any period after a Termination for Cause. Termination for Cause shall be determined by the Boards of Directors of Employers in the reasonable exercise of their discretion and acting in good faith, and shall include termination because of Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duties involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses), or a final cease-and-desist order, the regulatory suspension or removal of Employee as defined in paragraphs 9(a) and (b) hereof, the failure of Employee to follow reasonable written instructions of the Boards of Directors of Employers, or a material breach of Employee of any provision of this Agreement. The termination of employment of Employee shall not be deemed to be a Termination for Cause unless and until there shall have been delivered to Employee a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the entire membership of the Boards of Employers at a meeting of the respective Boards called and held for such purpose (after at least thirty
     (30) days' prior notice of such meeting is provided to Employee and Employee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee is guilty of the conduct described herein and specifying the particulars thereof in detail. Said Termination for Cause shall not be effective until thirty (30) days after such resolution is adopted, during which time Employee shall be afforded the opportunity to petition the Boards for reconsideration of such resolution. The Boards of Directors of Employers, in their discretion, may suspend Employee, with pay, for all or any portion of the period of time from the delivery of the notice described herein until the effective time of the Termination for Cause.

          (b) Event of Termination Without Change of Control.  Upon the
              ----------------------------------------------
     occurrence of an Event of Termination, other than after a Change of Control as provided in paragraph 7(c) hereof, Employers shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's Total Compensation (defined as the sum of
               -
     then current Base Salary plus any Incentive Compensation paid to Employee during the immediately preceding twelve (12) months), to be paid in full on
                                              --
     the last day of the month following the date of said Event of Termination.

          (c) Event of Termination in Connection With a Change of Control.  If,
              -----------------------------------------------------------
     during the term of this Agreement and within one (1) year immediately
                                                       -
     following a Change of Control or within six (6) months immediately prior to
                                                  -
     such Change of Control, Employee's employment with Employers under this Agreement is terminated by an Event of Termination, then Employers shall pay to Employee, or in the event of his subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's Total Compensation paid to Employee during
               -
     the immediately preceding twelve (12) months, to be paid in full on the
                                       --
     last day of the month following the date of said Event of Termination.

          (d) Termination of Employment for Good Reason. If, during the term of
              -----------------------------------------
     this Agreement and within one (1) year immediately following a Change of
                                    -
     Control or within six

     (6) months immediately prior to such Change of Control, the status,
      -
     character, capacity, location, or circumstances of Employee's employment as provided in paragraphs 2, 3, 4, 6 and 8 of this Agreement have been materially and adversely altered by Employers, whether by

               (i) any material breach of this Agreement by Employers (including the failure of Employers to comply with paragraphs 2, 3, 4, 5, 6 and 8 of this Agreement);

               (ii) any material and adverse change in the status, responsibilities or prerequisites of Employee;

               (iii) any assignment of duties materially and adversely inconsistent with Employee's position and duties described in this Agreement; or

               (iv) the failure of Employers to assign this Agreement to a successor in interest or the failure of the successor in interest to explicitly assume and agree to be bound by this Agreement, and Employee terminates his employment under this Agreement for that reason, then Employers shall pay to Employee, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, shall receive as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's Total Compensation, to be paid in full on the last day of the month following the date of said termination.

          (e) Transition Period After Change in Control.  Employee may qualify
              -----------------------------------------
     for a termination benefit upon voluntary termination of this Agreement by remaining in the employ of Employers for a period of twelve (12) months following a Change of Control (the

     "Transition Period"). In order to qualify for a termination benefit under this paragraph 7(e), Employee must provide Employers ninety (90) days' written notice of his intent to exercise his rights under this paragraph 7(e) and must provide such notice to Employers between the end of the ninth (9/th/) month of the Termination Period and the end of the twelfth (12/th/) month of the Termination Period (the "Window"). In the event that Employee continues in the employ of Employers until the end of the Termination Period and properly provides Employers notice of his voluntary termination during the Window, then Employers shall pay to Employee, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, shall receive as liquidated damages, in lieu of all other claims, a severance payment equal to three (3) times Employee's Total Compensation, to be paid in full on the last day of the month following the date of said termination. Any voluntary termination by Employee during the Transition Period (except in accordance with paragraph 7(d) hereof) or without proper notice having been given during the Window shall be treated as a voluntary termination under paragraph 7(g).

          (f) Limits on Payments.  In no event shall the payment(s) described in
              ------------------
     paragraphs 7(c), (d) or (e) exceed the amount permitted by Section 280G of the Internal Revenue Code (as amended). Therefore, if the aggregate present value (determined as of the date of the Change of Control in accordance with the provisions of Section 280G of the Internal Revenue Code [as amended] or any successor thereof and the regulations and rulings thereunder ["Section 280G"]) of both the Severance Amount and all other payments to Employee in the nature of compensation which are contingent on a change in ownership or effective control of Employers or in the ownership of a substantial portion of the assets of

     Employers (the "Aggregate Severance") would result in a parachute payment (as determined under Section 280G) then the Aggregate Severance shall not be greater than an amount equal to 2.99 multiplied by Employee's base amount (as determined under Section 280G) for the base period (as determined under Section 280G). In the event the Aggregate Severance is required to be reduced pursuant to this paragraph 7(f), Employee shall be entitled to determine which portions of the Aggregate Severance are to be reduced so that the Aggregate Severance satisfies the limit set forth in the preceding sentence. Employee's average annual compensation shall be based on the most recent five taxable years ending before the Change of Control (or the period during which Employee was employed by Employers if Employee has been employed by Employers for less than five years). Should Employee be assessed any excise tax as a result of the payment of Aggregate Severance that complies with Section 280G, Employers shall pay all such assessed excise taxes, but shall pay no other taxes assessed against Employee as a result of the payment of Aggregate Severance.

            (g)  Voluntary Termination of Employment.  Employee shall have no
                 -----------------------------------
     right to compensation or other benefits under this Agreement for any period following the voluntary termination of Employee's employment by Employee, except as provided in paragraphs 7(d) and (e) hereof.

            (h)  Additional Payments After Termination.  In the event that
                 -------------------------------------
     Employee's employment is terminated pursuant to paragraphs 7(b), (c), (d) or (e) above, then Employers shall pay Employee an additional amount equal to Employee's cost of COBRA health continuation coverage for Employee and his eligible dependants for the period during which

     Employee and his eligible dependants are entitled to receive COBRA continuation coverage from Employers under the applicable laws, rules and regulations governing COBRA.

          (i) Allocation of Payments.  Any payments made by Employers to
              ----------------------
     Employee pursuant to this paragraph 7 shall be allocated between and be reflected upon the books and records of Employers.

     8.   Vacation and Sick Leave.  Employee shall be entitled, without loss of
          -----------------------
pay, to absent himself voluntarily from the performance of his duties under this Agreement in accordance with the terms set forth below, all such voluntary absences to count as vacation time, provided that:

          (a) Employee shall be entitled to an annual vacation in accordance with the policies that the Boards of Directors of Employers periodically establish(es) for senior management employees of Employers.

          (b) Employee shall not receive any additional compensation from Employers on account of his failure to take a vacation, and Employee shall not accumulate unused vacation from one fiscal year to the next, except in either case to the extent authorized by the Boards of Directors of Employers.

          (c) In addition to the aforesaid paid vacations, Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment obligations with Employers for such additional periods of time and for such valid and legitimate reasons as the Boards of Directors of Employers may in their discretion approve. It is also provided that the Boards of Directors of Employers may grant to Employee a leave or leaves of absence, with or without pay, at such time or times and upon such terms and conditions as the Boards of Directors of Employers in their discretion determine.

          (d) Employee shall be further entitled to an annual sick leave benefit as may be established by the Boards of Directors of Employers.

     9.   Regulatory Suspension.
          ---------------------

          (a) If Employee is suspended and/or temporarily prohibited from participating in the conduct of the affairs of Employers by a notice served under Sections 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(3) or (g)(1), the obligations of Employers under this Agreement shall be suspended as of the date of service of such notice, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Employers may in their discretion (i) pay Employee all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate in whole or in part any of their obligations which were suspended.

          (b) If Employee is removed and/or permanently prohibited from participating in the conduct of the affairs of Employers by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act, 12 U.S.C. (S) 1818(e)(4) or (g)(1), all obligations of Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties hereto shall not be affected.

     10.  Nondisclosure of Confidential Information.  Employee acknowledges that
          -----------------------------------------
he possesses confidential information of a special and unique nature and value affecting and relating to Employers' business, including, without limitation, the identity of the customers, deposits business records, other trade secrets, and other similar confidential information relating to Employers and the business of each (all the foregoing being hereinafter collectively referred to as "Confidential Information"). Employee recognizes and acknowledges that all Confidential Information is the exclusive property of Employers, constitutes trade secrets of Employers, is material and confidential, and greatly affects the goodwill and the effective and successful conduct of the business of Employers. As a material inducement to Employers to enter into this Agreement and to employ Employee, Employee covenants and agrees that he will not at any time during the term of his employment under this Agreement, and for a period of one (1) year from the end
                                                          -
of such employment, directly or indirectly, divulge, reveal, or communicate any Confidential Information to any person, firm, corporation, or entity whatsoever, or use any Confidential Information for his own benefit or for the benefit of others. Employee further acknowledges that said Confidential Information has material commercial value to Employers so long as it is not known by competitors of Employers and that Employers have taken reasonable steps to keep all such information and trade secrets confidential.

     11.  Source of Payments.  All payments provided in paragraphs 4, 6, and 7
          ------------------
hereof shall be paid in cash from the general funds of Employers as provided herein, and no special or separate fund shall be established by Employers, and no other segregation of assets shall be made to assure payment. Employee shall have no right, title, or interest in or to any investments which Employers may make to meet the obligations hereunder.

     12.  Injunctions.  In view of the irreparable harm and damage which
          -----------
Employers would sustain as a result of a breach by Employee of the covenants or agreements under paragraph 10 hereof, and in view of the lack of an adequate remedy at law to protect Employers' interests, Employers shall have the right to receive, and Employee hereby consents to the issuance of, a permanent injunction enjoining Employee from any violation of the covenants and agreements set forth in paragraph 10 hereof, which injunction shall be of a duration consistent with the provisions of paragraph 10 hereof. The foregoing remedy shall be in addition to, and not in limitation of, any other rights or remedies to which Employers are or may be entitled at law or in equity respecting this Agreement.

     13.  Attorneys' Fees.  In the event any party hereto is required to engage
          ---------------
in legal action against any other party hereto, either as plaintiff or defendant, in order to enforce or defend any of their or his rights under this Agreement, and such action results in a final judgment in favor of one or more parties, then the party or parties against whom said final judgment is obtained shall reimburse the prevailing party or parties for all legal fees and expenses incurred by the prevailing party or parties in asserting or defending their or his rights hereunder. It is provided, however, that, prior to a final judgment, Employers shall advance to Employee the reasonable legal fees and expenses incurred by Employee in connection with Employees' engagement in any legal action against Employers, either as plaintiff or defendant, in order to enforce or defend any of Employee's rights under this Agreement. Such advances shall be made within thirty (30) days after receiving copies of invoices presented by Employee for such reasonable legal fees and expenses. Employee shall have the obligation to reimburse Employers within sixty (60) days following the final disposition of the matter (including appeals) to the full extent of the aggregate advances unless Employee shall have prevailed in asserting or defending his rights hereunder.

     14.  Federal Income Tax Withholding.  Employers may withhold from any
          ------------------------------
benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     15.  Effect of Prior Agreements.  This Agreement contains the entire
          --------------------------
understanding between the parties hereto and supersedes any prior employment agreement and any contemporaneous oral agreement or understanding by, between, or among Employers and Employee.

     16.  General Provisions.
          ------------------

          (a) Nonassignability.  Neither this Agreement nor any right or
              ----------------
     interest hereunder shall be assignable by Employee, his beneficiaries or legal representatives, without the written consent of Employers; provided, however, that nothing in this paragraph 16(a) shall preclude (i) Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto.

          (b) No Attachment.  Except as required by law, no right to receive
              -------------
     payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, and any attempt, voluntary or involuntary, to effect any such action shall be null, void, and of no effect.

          (c) Binding Agreement.  This Agreement shall be binding upon, and
              -----------------
     inure to the benefit of, Employers and Employee and their respective heirs, successors, assigns, and legal representatives.

     17.  Modification and Waiver.
          -----------------------

          (a) Amendment of Agreement.  This Agreement may not be modified or
              ----------------------
     amended except by an instrument in writing, signed by the parties hereto, and which specifically refers to this Agreement.

          (b) Waiver.  No term or condition of this Agreement shall be deemed to
              ------
     have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

     18.  Severability.  If for any reason any provision of this Agreement is
          ------------
held invalid, such invalidity shall not affect any other provision of this Agreement not held invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Agreement shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Agreement, shall to the full extent consistent with law continue in full force and effect.

     19.  Headings.  The headings of paragraphs herein are included solely for
          --------
convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

     20.  Governing Law.  This Agreement has been executed and delivered in the
          -------------
State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.

     21.  Rights of Third Parties.  Nothing herein expressed or implied is
          -----------------------
intended to or shall be construed to confer upon or give to any person, firm, or other entity, other than the parties hereto and their permitted assigns, any rights or remedies under or by reason of this Agreement.

     22.  Notices.  All notices, requests, demands, and other communications
          -------
provided for by this Agreement shall be in writing and shall be sufficiently given if and when mailed in the United States by registered or certified mail, or personally delivered, to the party entitled thereto at the address stated below or to such changed address as the addressee may have given by a similar notice:

          To Employers:  Chairman, Compensation Committee
                         Board of Directors
                         Premier Bancshares, Inc.
                         2180 Atlanta Plaza
                         950 E. Paces Ferry Road
                         Atlanta, Georgia  30326

                              -and-

          Copied to:     Steven S. Dunlevie, Esq.
                         Womble Carlyle Sandridge & Rice, PLLC
                         Suite 700
                         1275 Peachtree Street
                         Atlanta, Georgia 30309

          To Employee:   Mr. Robert C. Oliver
                         3650 Sussex Drive
                         Milledgeville, Georgia 31061

          IN WITNESS WHEREOF, Employers have caused this Agreement to be executed and their seal to be affixed hereunto by their duly authorized officers, and Employee has signed this Agreement, as of the Effective Date.


ATTEST:                            PREMIER BANCSHARES, INC.



/s/                                By:   /s/ Darrell D. Pittard
----------------------------            -------------------------------
Secretary                                 Darrell D. Pittard
                                          Chairman of the Board

ATTEST:                            PREMIER BANK



/s/                                By:   /s/ Darrell D. Pittard
----------------------------            -------------------------------
 Secretary                               Darrell D. Pittard
                                         Chairman of the Board



/s/                                 /s/ Robert C. Oliver               (SEAL)
----------------------------       ------------------------------------
Witness                             Robert C. Oliver